Exhibit 99.2  ALL PRESS RELEASES SINCE November 4, 2004 to November 10, 2004.

              Tiger Telematics Signs Contract with Microsoft Game
               Studios to Bring Killer Gaming Titles to Gizmondo

'Age of Empires', 'MechAssault' and 'It's Mr Pants' among initial titles in ongoing collaboration over game content

LONDON, 8 November, 2004 - Gizmondo Europe Ltd, subsidiary of Jacksonville, Floridabased Tiger Telematics Inc (other OTC, TGTL), announced today the signing of a contract with Microsoft Game Studios to bring killer gaming titles to this powerful handheld console. This collaboration will include AAA titles, 'Age of Empires', 'MechAssault' and 'It's Mr Pants'. These games give handheld console gamers the ability to experience top Microsoft games. The Gizmondo device was launched in the UK on 29th October and recently won the Design Solution of the Year Award at The Electronics Industry Design Awards in England. This deal helps ensure that Gizmondo users have a rich catalogue of proven game brands, but with the added value of total mobility and flexibility.

Carl Freer, Managing Director, Gizmondo, says: "This deal strengthens the existing linkage between Gizmondo and Microsoft Game Studios. We welcome their enthusiasm and look forward to carrying the titles on our pocket-sized console. Our collaboration puts both Gizmondo and Microsoft Game Studios in a great position to meet all challengers in the handheld gaming market."

The first three games approved for release are:

'Age Of Empires' - Microsoft Game Studio's largest gaming brand comes to Gizmondo. One of the finest real-time strategy games available.

'MechAssault' - 40-foot-tall, walking tanks battle it out for supremacy. An ideal, third-person action game for a handheld platform and 'MechAssault' is a huge brand.

'It's Mr Pants' - Developed by RARE, this is a simple puzzle game providing fun entertainment. A classic favourite.

There are two more major titles in the pipeline.

The Gizmondo is powered by Microsoft Windows CE advanced real-time operating system, boasting a 2.8-inch TFT colour screen with a Samsung ARM9 400Mhz processor and incorporates the GoForce 3D 4500 NVIDIA graphics accelerator. It provides cutting-edge gaming, multimedia messaging, an MP3 music player, Mpeg4 movie playing capability, a digital camera and a GPRS network link to allow wide-area network gaming. Additionally, it contains a GPS chip for location-based services, is equipped with Bluetooth for use in multi-player gaming and accepts MMC card accessories.

The Gizmondo device and its games were launched in the UK in late October. The Gizmondo will be launched in Europe and North American markets during 2005.

About Tiger Telematics and Gizmondo

Gizmondo Europe Ltd. is an owned subsidiary of Tiger Telematics Inc (TGTL) and is the maker of Gizmondo, a next-generation mobile entertainment device. Launched in 2004, the gaming device includes built-in music, video, messaging and picture functions and GPS.

Tiger Telematics is a designer, developer and marketer of mobile telematics systems and services that combine global GPS functions and voice recognition technology to locate and track vehicles and people down to street level in countries throughout the world. The systems are designed to operate on GPS and are currently being marketed to GSM current and potential subscribers, primarily by the company's United Kingdom based subsidiaries.

www.gizmondo.com
www.tigertelematics.com

Microsoft Game Studios is a registered trademark of Microsoft Corporation in the United States and/or other countries.

###

For further information please contact:

Global Media:
James Beaven
Indigo Pearl

For and on behalf of Tiger Telematics, Inc. and Gizmondo Europe Ltd. +44 208 964 4545
Mike Carrender, CEO
Tiger Telematics, Inc.
+1 904-279-9240

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect Tiger Telematics, Inc. and its subsidiary businesses and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are Tiger Telematics Inc.'s operating history; competition; low barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favourable terms; and those risks discussed in the Company's filings with the SEC.

             Tiger Telematics confirm Spanish distribution partner

           Deal paves the way for Gizmondo Spanish launch in December

London, 4th November 2004 - Gizmondo Europe Ltd (Gizmondo), subsidiary of Jacksonville, Florida-based Tiger Telematics Inc (NASDAQ: TGTL), confirmed today that a one year Distribution Agreement has been signed with United Electronics SL to distribute the Gizmondo hand-held multi-entertainer throughout Spain and Portugal for a minimum of 30,000 units. The Barcelona Spain based electronics distributor with over 30 years experience in the sector, has made known its confidence in the new multi-entertainer device by placing a 15,000 unit order valued at over 4 million Euros for Spanish territories supported by an Irrevocable Letter of Credit. Deliveries will commence in this quarter in December, continuing into 2005 at an expected rate of approximately 2,500 per month, to meet escalating consumer demand.

Carl Freer, Managing Director, Gizmondo Europe, says: "Interest from Spain and Portugal in Gizmondo has been significant. We've chosen who we believe will be the strongest distribution partner to facilitate the forthcoming launch."

Haresh Nanwani, Managing Director, United Electronics SL, added: "The Gizmondo is the most exciting, feature-rich product we've seen so far, and we are extremely delighted to be distributing it in Spain and Portugal. We see the enormous sales potential of this unique device, and there's already incredible anticipation brewing within retail and wholesaler circles." He continued, "This is an exceptional opportunity and we look forward to working very closely with the Gizmondo Europe team over the coming months on what promises to be technology calendar event."


About Gizmondo

The Gizmondo is powered by a Microsoft Windows CE.net platform, boasts a 2.8-inch TFT colour screen with a Samsung ARM9 400Mhz processor and incorporates the GoForce 3D 4500 Nvidia graphics accelerator. It provides cutting-edge gaming, multimedia messaging, an MP3 music player, Mpeg4 movie playing capability, a digital camera and a GPRS network link to allow wide-area network gaming. Additionally, it contains a GPS chip for location based services, is equipped with Bluetooth for use in multi-player gaming and accepts MMC card accessories.

The Gizmondo device and its games are due for launch in the UK in the fourth quarter 2004 and in North American markets from the first quarter 2005.

About Tiger Telematics and Gizmondo Europe

Gizmondo Europe Ltd. is an owned subsidiary of Tiger Telematics Inc (TGTL) and is the maker of Gizmondo, a next-generation mobile entertainment device. Set to launch in 2004, the gaming device includes built-in music, video, messaging and picture functions and GPS.

Tiger Telematics is a designer, developer and marketer of mobile telematics systems and services that combine global GPS functions and voice recognition technology to locate and track vehicles and people down to street level in countries throughout the world. The systems are designed to operate on GPS and are currently being marketed to GSM current and potential subscribers, primarily by the company's United Kingdom based subsidiaries.

www.gizmondo.com
www.tigertelematics.com

About United Electronics

United Electronics S.L. was founded in 1967 and established in 1993.Their main activity consists in import, export and distribution of consumer electronics, IT, software and telecommunication products.

info@unitedelectronics.com
www.unitedelectronics.com

For further information please contact:

Global Media:
James Beaven
Indigo Pearl

For and on behalf of Tiger Telematics, Inc. and Gizmondo Europe Ltd. +44 208 964 4545
Michael Carrender, CEO
Tiger Telematics, Inc.
+1 904-279-9240

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect Tiger Telematics, Inc. and its subsidiary businesses and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are Tiger Telematics Inc.'s operating history; competition; low barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favourable terms; and those risks discussed in the Company's filings with the SEC.